Exhibit 99.4

October 14, 1998



Gerard Guez


Dear Gerard:

         This letter sets forth the agreement between you and the Dyne Shareholders (Harold Dyne, Colin Dyne, Mark Dyne, Larry Dyne and Jonathan Burstein) regarding the shares of Tag-It Pacific, Inc. (the "Company") common stock held by the Dyne Shareholders and the Investor (as that term is defined in the letter agreement (the "Letter Agreement") entered into concurrently between the Investor and Tag-It).

         The Dyne Shareholders hereby grant you a right of first refusal with respect to any proposed sale or other transfer of their shares of the Company's common stock to a third party. The Dyne Shareholders shall give you notice of any such transfer (the "Notice") and you will have the right to purchase such shares proposed to be transferred on the same price and terms as set forth in the Notice. If you do not purchase such shares within 7 days of receipt of the Notice, the Dyne Shareholders shall have the right to sell or otherwise transfer such shares at a price per share equal to or greater than the price set forth in the Notice at any time during the 60 day period following the expiration of such 7 day period. Any shares purchased hereunder by you shall be deemed to be Neutral Shares as that term is defined under the Letter Agreement

         You hereby grant to the Dyne Shareholders a right of first refusal with respect to any proposed sale or other transfer of the Investor's shares of the Company's common stock to a third party. You shall give the Mark Dyne notice of any such transfer (the "Shareholder Notice") and the Dyne Shareholders will have the right to purchase such shares proposed to be transferred on the same price and terms as set forth in the Shareholder Notice. If the Dyne Shareholders do not purchase such shares within 7 days of receipt of the Shareholder Notice, the Investor shall have the right to sell or otherwise transfer such shares at a price per share equal to or greater than the price set forth in the Shareholder Notice at any time during the 60 day period following the expiration of such 7 day period.

         This letter represents the entire agreement between us pertaining to the subject matter hereof. There are no warranties, representations or other agreements between us in connection with the subject matter hereof except as set forth or referred to herein. The agreement contained herein shall bind and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties. The agreement contained herein may be amended or modified only by the written agreement of each of us. You and we agree that this document has been executed and delivered in the State of California and shall be construed, enforced and governed by the laws thereof. In the event of any action, suit or proceeding brought under or in connection with this agreement exclusive venue and jurisdiction shall lie with the state and federal courts sitting in the County of Los Angeles, City of Los Angeles, State of California, and the prevailing party therein shall be entitled to recover, and the other party hereto agrees to pay, the prevailing party's costs and expenses in connection therewith, including reasonable attorneys fees.

         If the foregoing accurately sets forth our agreement and understanding, please countersign this letter where indicated.

                                                     Very truly yours,

                                                     DYNE SHAREHOLDERS

                                                         /s/ Harold Dyne
                                                     ---------------------------
                                                     Harold Dyne

                                                         /s/ Colin Dyne
                                                     ---------------------------
                                                     Colin Dyne

                                                         /s/ Mark Dyne
                                                     ---------------------------
                                                     Mark Dyne

                                                         /s/ Larry Dyne
                                                     ---------------------------
                                                     Larry Dyne

                                                         /s/ Jonathan Burstein
                                                     ---------------------------
                                                     Jonathan Burstein

Agreed to and Accepted:

October __, 1998


     /s/ Gerard Guez
-------------------------
Gerard Guez